Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

PEBBLEBROOK HOTEL TRUST ACQUIRES THE
HOTEL VINTAGE PARK SEATTLE AND THE HOTEL VINTAGE PLAZA PORTLAND

BETHESDA, MD, JULY 9, 2012 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has acquired the Hotel Vintage Park Seattle for $32.5 million and the Hotel Vintage Plaza Portland for $30.5 million. The 124-room, AAA four-diamond, full-service, boutique Hotel Vintage Park Seattle is located at the core of downtown Seattle’s retail and financial center and the 117-room, AAA four-diamond, full-service, boutique Hotel Vintage Plaza Portland is located in the heart of downtown Portland, Oregon. Both properties will continue to be managed by Kimpton Hotels & Restaurants (“Kimpton”).
“We’re thrilled to acquire the Hotel Vintage Park Seattle and the Hotel Vintage Plaza Portland in two major West Coast gateway cities,” said Jon Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust. “These distinctive hotels are supported by superb downtown locations, consistently high occupancy levels and strong positive cash flows. The Hotel Vintage Park Seattle is located in the heart of the city’s major shopping, office, entertainment and dining locations, including Pike Place Market, Pioneer Square and the Washington Convention and Trade Center. The Hotel Vintage Plaza Portland is located within two blocks of Portland’s Pioneer Courthouse Square and a short walk from Pioneer Place Mall, Nordstrom, Nike Town, the Pearl district and the Portland Center for the Performing Arts. Increasing demand, coupled with minimal lodging supply growth and high barriers-to-entry, provide for excellent operating fundamentals at both hotels moving forward.”

The 124-room Hotel Vintage Park Seattle is located at the corner of 5th Avenue and Spring Street, one block from the Company’s Hotel Monaco Seattle, in the epicenter of downtown Seattle’s retail and financial center. Downtown Seattle offers premier office, dining, convention, entertainment and shopping, all of which provide a diverse collection of corporate, convention and leisure demand. The Hotel Vintage Park Seattle is less than two blocks from The 5th Avenue Theatre and within six blocks of Pioneer Square and Pike Place Market. Pike Place Market is one of the nation’s longest running farmers’ markets, an attraction that draws over 10 million visitors annually and is generally known as “The Soul of Seattle.” Seattle also contains over 33 million square feet of office space, with five of the city’s largest and highest quality- office buildings within five blocks of the hotel. The 726,000-square foot Washington State Trade & Convention Center, one of Seattle’s main lodging demand drivers, hosts between 40 and 50 city-wide events annually and is ideally located within five blocks of the Hotel Vintage Park.

Built in 1922, the Hotel Vintage Park Seattle was converted by Kimpton to a hotel in 1992 and features 124 unique guest rooms, with each room dedicated to an acclaimed Washington State winemaker. The property was named among the “Best 500 Hotels in the World” by Travel + Leisure magazine in 2011. Amenities at the 11-story hotel include custom cherry wood furnishings, 1,000 square feet of meeting space, in-room spa services, a fitness center, a business center, and a 66-space, on-site parking structure. The hotel also features the award-winning Tulio Ristorante, a longstanding downtown Seattle favorite, serving authentic Italian cuisine for breakfast, lunch (brunch on weekends) and dinner daily.

In 2011, the Hotel Vintage Park Seattle operated at 88% occupancy, with an average daily rate (“ADR”) of $146 and room revenue per available room (“RevPAR”) of $129, a decline of 16% from the property’s prior RevPAR peak in 2007. During the next 12 months, the Company currently forecasts that the hotel will generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $2.3 to $2.8 million and net operating income after capital reserves (“NOI”) of $1.9 to $2.4 million.

The 117-room Hotel Vintage Plaza Portland is located in the downtown Portland business district at the corner of Broadway and Washington, in close proximity to major area employers, including US Bank, Deloitte, Wells Fargo, Intel, Nike, Providence Health Systems, Legacy Health Systems, Oregon Health & Science University, Evergreen Capital and a number of other top-tier companies and institutions. Downtown Portland is one of the most successfully integrated downtown districts in the country, with more than 10 million square feet of Class “A” office space, over 3,500 condominium and residential units, accessible parks and outdoor venues, over 800 retail shops, two large urban malls and one of the best multimodal transportation networks in the nation. Portland is also home to the Oregon Convention Center, the largest convention center in the Pacific Northwest, which hosts over 650 events and more than 700,000 visitors annually.

Built in 1894, the Hotel Vintage Plaza Portland was fully renovated in 2008 and features 117 guest rooms, with each room dedicated to a local winery or vineyard. The hotel features specialty guest rooms with amenities that are unique among its competitive set, including conservatory-style windows in the Starlight guest rooms and 150-square foot outdoor balconies, some including hot tubs. The property offers 4,800 square feet of meeting space in eight flexible meeting rooms, and is home to the esteemed Pazzo Ristorante, a cornerstone restaurant in Portland’s dining scene for over 20 years, serving regional Italian cuisine for breakfast, lunch (brunch on weekends) and dinner daily. The hotel also offers a business center, a fitness center, in-room spa services and valet parking.

In 2011, the Hotel Vintage Plaza Portland operated at 87% occupancy, with an ADR of $145 and RevPAR of $126. During the next 12 months, the Company forecasts that the hotel will generate EBITDA of $2.1 to $2.6 million and NOI of $1.6 to $2.1 million.

Both hotels will continue to be managed by Kimpton, which has managed the Hotel Vintage Park Seattle since 1991 and the Hotel Vintage Plaza Portland since 1989. In addition to the Hotel Vintage Park Seattle and Hotel Vintage Plaza Portland, Kimpton also manages five of the Company’s other hotels: the 189-room Hotel Monaco Seattle in downtown Seattle, Washington, the 416-room Sir Francis Drake Hotel and 252-room Argonaut Hotel in downtown San Francisco, California, the 183-room Hotel Monaco Washington DC in downtown Washington, DC and the 140-room Grand Hotel Minneapolis in downtown Minneapolis, Minnesota.

“We’re excited to expand our successful relationship with Kimpton Hotels & Restaurants,” continued Mr. Bortz. “Their strong track record, market knowledge and extensive experience in operating high-quality boutique properties such as the Hotel Vintage Park Seattle and Hotel Vintage Plaza Portland gives us immense confidence in the future for these properties. In addition, the Hotel Vintage Park Seattle marks our second hotel in Seattle managed by Kimpton, so we look forward to capitalizing on potential operating synergies and marketing opportunities.”

“We are delighted to be furthering our relationship with Pebblebrook Hotel Trust,” said Kimpton’s President, Mike Depatie. “We are pleased that our successful relationship continues to grow, and we look forward to further collaborative successes going forward.”

The Company expects to incur approximately $0.4 million of costs related to the acquisition of the hotels that will be expensed as incurred.

The acquisition of the Hotel Vintage Park Seattle and Hotel Vintage Plaza Portland brings the total number of properties in the Company’s portfolio to 23, comprising $1.8 billion of invested capital since the Company completed its initial public offering in December 2009.

About Kimpton Hotels & Restaurants

San Francisco-based Kimpton Hotels & Restaurants, a collection of boutique hotels and chef-driven restaurants in the US, is an acknowledged industry pioneer and was the first to bring the boutique hotel concept to America. In 1981 Bill Kimpton founded the company that today is well-known for making travelers feel welcomed and comfortable while away from home through authentic and unscripted customer care, stylish ambience and embodying a certain playfulness in its approach to programs and amenities. Adjacent to the hotels are locally-loved, top-rated, Kimpton restaurants. Kimpton leads the hospitality industry in ecological practices through its innovative EarthCare program that spans all hotels and restaurants. Market Metrix, a recognized authority and leader in feedback solutions, consistently ranks Kimpton above other hotel companies in luxury and upper upscale segments for customer satisfaction. Privately held Kimpton was recognized by Fortune Magazine as a Best Company to Work for in 2012. The company operates more than 50 hotels and more than 50 restaurants in 23 cities. For more information, please visit www.KimptonHotels.com or call 1-800-KIMPTON.

About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full service hotels located in urban markets in major gateway cities. The Company owns 23 hotels, comprised of 17 wholly owned hotels, with a total of 4,161 guest rooms and a 49 percent joint venture interest in six hotels with 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including 15 markets: San Diego, California; San Francisco, California; Santa Monica, California; West Hollywood, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit www.pebblebrookhotels.com.

This press release contains certain “forward-looking statements” relating to, among other things, potential property acquisitions, hotel EBITDA, hotel net operating income after capital reserves, acquisitions costs and projected demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of hotel-level EBITDA and net operating income after capital reserves; projections of acquisition costs; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of future economic performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov .
All information in this release is as of July 9, 2012. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.
Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com
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Pebblebrook Hotel Trust
Hotel Vintage Park Seattle
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

	Range
	Low		High

Hotel net income	$1.2	to	$1.7

Adjustment:
Depreciation and amortization (1)	1.1		1.1

Hotel EBITDA	$2.3		$2.8

Adjustment:
Capital reserve	(0.4)		(0.4)

Hotel Net Operating Income	$1.9		$2.4

(1)  Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.

           This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Hotel Vintage Plaza Portland
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

	Range
	Low		High

Hotel net income	$1.3	to	$1.8

Adjustment:
Depreciation and amortization (1)	0.8		0.8

Hotel EBITDA	$2.1		$2.6

Adjustment:
Capital reserve	(0.5)		(0.5)

Hotel Net Operating Income	$1.6		$2.1

(1)  Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.

           This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Historical Hotel Pro Forma Operating Data
(In thousands)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2011	2011	2011	2011	2011

Pro forma Occupancy	70.4%	79.7%	84.7%	77.8%	78.2%
Pro forma ADR	$183.96	$205.17	$208.04	$213.46	$203.33
Pro forma RevPAR	$129.59	$163.44	$176.16	$166.08	$158.96

Pro forma Hotel Revenues	$91,384	$111,031	$115,062	$114,895	$432,373
Pro forma Hotel EBITDA	$13,628	$28,982	$32,366	$32,100	$107,076

	First Quarter
	2012
Pro forma Occupancy	74.5%
Pro forma ADR	$188.65
Pro forma RevPAR	$140.56

Pro forma Hotel Revenues	$97,808
Pro forma Hotel EBITDA	$17,487

These historical hotel operating results include information from the following hotels: DoubleTree by Hilton Bethesda-Washington DC; Sir Francis Drake; InterContinental Buckhead; Hotel Monaco Washington, DC; Grand Hotel Minneapolis; Skamania Lodge; Sheraton Delfina; Sofitel Philadelphia; Argonaut Hotel; the Westin Gaslamp Quarter San Diego; Hotel Monaco Seattle; Mondrian Los Angeles; Viceroy Miami; W Boston; Hotel Vintage Park Seattle; Hotel Vintage Plaza Portland and the 6 hotel properties in the Manhattan Collection. This schedule excludes the Hotel Milano. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The Company expects to include historical operating results for Hotel Milano after the Company has owned the hotel for one year. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The information above has not been audited and has been presented only for comparison purposes.